Adopted as of May 23, 2000

                           AMENDED AND RESTATED BYLAWS

                                       OF

                          HOMESEEKERS.COM, INCORPORATED

                                   ARTICLE I.
                                     OFFICES

         SECTION 1.1 Nevada Office. The office of HomeSeekers.com, Incorporated (the "Corporation") within the State of Nevada shall be in the City of Reno, County of Washoe.

         SECTION 1.2 Other Offices. The Corporation may also have an office or offices and keep the books and records of the Corporation, except as otherwise may be required by law, in such other place or places, either within or without the State of Nevada, as the Board of Directors of the Corporation (the "Board") may from time to time determine or the business of the Corporation may require.

                                  ARTICLE II.
                            MEETINGS OF STOCKHOLDERS

         SECTION 2.1 Place of Meetings. All meetings of holders of shares of capital stock of the Corporation will be held at the office of the Corporation in the State of Nevada or at such other place, within or without the State of Nevada, as may from time to time be fixed by the Board or specified or fixed in the respective notices or waivers of notice thereof.

         SECTION 2.2 Annual Meetings. An annual meeting of stockholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting (an "Annual Meeting") shall be held at such place, on such date, and at such time as the Board shall each year fix, which date shall be within 13 months of the last Annual Meeting.

         SECTION 2.3 Special Meetings. Except as required by law and subject to the rights of holders of any series of Preferred Stock (as defined below), special meetings of stockholders may be called at any time only by a resolution of the Board, the Chairman of the Board or a the Secretary or Assistant Secretary upon the written request (stating the purpose or purposes of the meeting) of a majority of the directors then in office. Any such call must specify the matter or matters to be acted upon at the meeting and only such matter or matters shall be acted upon thereat.

         SECTION 2.4 Notice of Meetings. Except as otherwise may be required by law, notice of each meeting of stockholders, whether an Annual Meeting or a special meeting, shall be in writing, shall state the purpose or purposes of the meeting, the place, date and hour of the meeting and, unless it is an Annual Meeting, shall indicate that the notice is being issued by or at the direction of the person or persons calling the meeting, and a copy thereof shall be delivered or sent by mail, not less than ten or more than 60 calendar days before the date of said meeting, to each stockholder entitled to vote at such meeting. If mailed, such notice shall be directed to such stockholder at such stockholder's address as it appears on the stock records of the Corporation, unless he or she shall have filed with the Secretary of the Corporation a written request that notices to him or her be mailed to some other address in which case it shall be directed to him or her at such other address. Notice of an adjourned meeting need not be given if the time and place to which the meeting is to be adjourned was announced at the meeting at which the adjournment was taken, unless (i) the adjournment is for more than 30 calendar days, or (ii) the Board shall fix a new record date for such adjourned meeting after the adjournment. It shall not be necessary to give notice to any stockholder who submits a signed waiver of notice before of after the meeting.

         SECTION 2.5 Record Date. (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than 60 nor less than ten calendar days before the date of any meeting of stockholders. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

         (b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 calendar days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

         SECTION 2.6 Quorum. At each meeting of stockholders of the Corporation, the holders of shares having a majority of the voting power of the capital stock of the Corporation issued and outstanding and entitled to vote thereat shall be present or represented by proxy to constitute a quorum for the transaction of business, except as otherwise provided by law. Where a separate vote by a class or classes is required, a majority of the shares of such class or classes in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter.

         SECTION 2.7 Adjournments. In the absence of a quorum at any meeting of stockholders or any adjournment or adjournments thereof, the Chairman of the Board or holders of shares having a majority of the voting power of the capital stock present or represented by proxy at the meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until

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

a quorum shall be present or represented by proxy. At any rescheduled adjourned meeting at which a quorum shall be present or represented by proxy, any business may be transacted that might have been transacted at the meeting as originally called if a quorum had been present or represented by proxy thereat.

         SECTION 2.8 Notice of Stockholder Proposals of Business. (a) No business may be transacted at an Annual Meeting, other than business that is either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board (or any duly authorized committee thereof),
(ii) otherwise properly brought before the Annual Meeting by or at the direction of the Board (or any duly authorized committee thereof), or (iii) otherwise properly brought before the Annual Meeting by any stockholder of the Corporation
(A) who is a stockholder of record on the date of the giving of the notice provided for in this Bylaw and on the record date for the determination of stockholders entitled to vote at such Annual Meeting and (B) who complies with the notice procedures set forth in this Bylaw. In addition to any other applicable requirements, for business to be properly brought before an Annual Meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 nor more than 90 calendar days prior to the date on which the Corporation first mailed its proxy materials for the prior year's Annual Meeting; provided, however, that in the event that the Annual Meeting is called for a date that is not within 30 calendar days before or after the anniversary of the prior year's Annual Meeting or if no Annual Meeting was held during the prior year, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth calendar day following the day on which public disclosure of the date of the Annual Meeting was made. In no event will the public disclosure of an adjournment of an Annual Meeting commence a new time period for the giving of a stockholder's notice as described above. For purposes of the foregoing, the date on which the Corporation first mailed its proxy materials to stockholders will be the date so described in such proxy materials.

         (a) To be in proper written form, a stockholder's notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the Annual Meeting (i) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, (ii) the name and record address of such stockholder,
(iii) the class or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business, and (v) a representation that such stockholder intends to appear in person or by proxy at the Annual Meeting to bring such business before the meeting.

         (b) If the chairman of an Annual Meeting determines that business was not properly brought before the Annual Meeting in accordance with the foregoing procedures, the chairman will declare to the meeting that the business was not properly brought before the meeting and such business will not be transacted.



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

         SECTION 2.9 Proxies and Voting. Except as otherwise provided in a resolution of the Board adopted pursuant to the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation") and these Bylaws establishing a series of Preferred Stock of the Corporation ("Preferred Stock"), at each meeting of stockholders, each holder of shares of the Corporation's Common Stock, par value $.001 per share ("Common Stock"), shall be entitled to one (1) vote for each such share, determined with reference to the number of shares of Common Stock standing in such holder's name on the stock records of the Corporation maintained in accordance with Section 7.2 hereof (i) at the time fixed pursuant to Section 2.5 of these Bylaws as the record date for the determination of stockholders entitled to vote at such meeting, or (ii) if no such record date shall have been fixed, then at the close of business on the day next preceding the day on which notice thereof shall be given. At each meeting of stockholders, all matters (except as otherwise provided in Section 3.3 of these Bylaws and except in cases where a larger vote is required by law or by the Certificate of Incorporation or these Bylaws) shall be decided by a majority of the votes cast at such meeting by the holders of shares of capital stock present or represented by proxy and entitled to vote thereon, a quorum being present. At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this Section 2.9 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. All voting, including on the election of directors but excepting where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefore by a stockholder entitled to vote or by such stockholder's proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting.

         SECTION 2.10 Inspectors. For each election of directors by the stockholders and in any other case in which it shall be advisable, in the opinion of the Board, that the voting upon any matter shall be conducted by inspectors of election, the Board shall appoint an inspector or inspectors of election. If, for any such election of directors or the voting upon any such other matter, any inspector appointed by the Board shall be unwilling or unable to serve, or if the Board shall fail to appoint inspectors, the chairman of the meeting shall appoint the necessary inspector or inspectors. The inspector(s) so appointed, before entering upon the discharge of their duties, shall be sworn faithfully to execute the duties of inspectors with strict impartiality, and according to the best of their ability, and the oath so taken shall be subscribed by them. Such inspectors shall determine the number of shares of capital stock of the Corporation outstanding and the voting power of each of the shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting or any stockholder entitled to vote thereat, the inspector(s) shall make a report in writing of any challenge, question or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of election of directors. Inspector(s) need not be stockholders.


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

         SECTION 2.11 Consent of Stockholders in Lieu of Meeting. Except as otherwise provided in the Corporation's Articles of Incorporation any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called Annual Meeting or special meeting of stockholders of the Corporation and may not be effected otherwise by any consent in writing of such stockholders.

                                  ARTICLE III.
                                    DIRECTORS

         SECTION 3.1 Powers. The powers of the Corporation shall be exercised, its business and affairs conducted, and its property controlled by the Board, except as otherwise provided by the law of the State of Nevada or in the Articles of Incorporation and including, without limiting the generality of the foregoing, the unqualified power:

                  (i) to declare dividends from time to time in accordance with law;

                  (ii) to purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

                  (iii) to authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;

                  (iv) to remove any officer of the Corporation with or without cause, and from time to time to devolve the powers and duties of any officer upon any other person for the time being;

                  (v) to confer upon any officer of the Corporation the power to appoint, remove and suspend subordinate officers, employees and agents;

                  (vi) to adopt from time to time such stock, option, stock purchase, bonus or other compensation plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine;

                  (vii) to adopt from time to time such insurance, retirement, and other benefit plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine; and

                  (viii) to adopt from time to time regulations, not inconsistent with these Bylaws, for the management of the Corporation's business and affairs.

         SECTION 3.2 Number of Directors and Terms. The number of directors that shall constitute the whole Board (exclusive of directors to be elected by the holders of any one or more series of Preferred Stock voting separately as a class or classes) shall be six; provided, however, that the Board, by resolution adopted by vote of a majority of the then authorized number of directors may increase or decrease the number of directors, but no decrease may shorten the term of any incumbent director. The Board (exclusive of directors to be elected by the holders of any one or more series of Preferred Stock voting separately as a class or classes) shall be classified, with respect to the terms for which they severally hold office, into two classes, as nearly equal in number as possible, one class (the "Class I Directors") to hold office initially for a term expiring at the Annual Meeting following the fiscal year ended June 30, 1999 and the other class (the "Class II Directors") to hold

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

office initially for a term expiring at the next succeeding Annual Meeting, with the directors of each class to hold office until their successors are duly elected and qualified. At each Annual Meeting, the successors to the class of directors whose term expires at such meeting shall be elected to hold office for a term expiring at the Annual Meeting held in the second year following the year of their election.

         The names and addresses of the Class I Directors who shall serve until the Annual Meeting following the fiscal year ended June 30, 1999 and until their successors are duly elected and qualified are:

Name                                    Address
----                                    -------
Greg Johnson                            6490 S. McCarran Boulevard, Suite D-28, Reno, NV 89509
John Giaimo                             6490 S. McCarran Boulevard, Suite D-28, Reno, NV 89509
Douglas Swanson                         6490 S. McCarran Boulevard, Suite D-28, Reno, NV 89509

         The names and addresses of the Class II Directors who shall serve until the next succeeding Annual Meeting and until their successors are duly elected and qualified are:

Name                                    Address
----                                    -------
Gregory Costley                         6490 S. McCarran Boulevard, Suite D-28, Reno, NV 89509
David Holmes                            6490 S. McCarran Boulevard, Suite D-28, Reno, NV 89509
Bradley Rotter                          6490 S. McCarran Boulevard, Suite D-28, Reno, NV 89509

         As indicated above, these directors may increase the number of directors and fill any vacancy, whether resulting from an increase in the number of directors or otherwise, on the Board in the manner provided herein. It shall not be necessary to list in the Bylaws the names and addresses of any directors hereinafter elected.

         SECTION 3.3 Vacancies and Newly Created Directorships. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional directors under circumstances specified in a preferred stock designation, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board resulting from death, resignation, disqualification, removal or other cause will be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board, or by a sole remaining director. Any director elected in accordance with the preceding sentence will hold office for the remainder of the full term in which the new directorship was created or the vacancy occurred and until the director's successor is elected and qualified. No decrease in the number of directors constituting the Board will shorten the term of an incumbent director.

         SECTION 3.4 Nominations; Elections. (a) Only persons who are nominated in accordance with the following procedures will be eligible for election as Directors of the Corporation. Nominations of persons for election to the Board

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

may be made at any Annual Meeting (i) by or at the direction of the Board (or any duly authorized Committee thereof) or (ii) by any stockholder of the Corporation (A) who is a stockholder of record on the date of the giving of the notice provided for in this Bylaw and on the record date for the determination of stockholders entitled to vote at such Annual Meeting and (B) who complies with the notice procedures set forth in this Bylaw. Directors shall be at least 21 years of age. Directors need not be stockholders. At each meeting of stockholders for the election of directors at which a quorum is present, the persons receiving a plurality of the votes cast shall be elected directors. In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 nor more than 90 calendar days prior to the date on which the Corporation first mailed its proxy materials for the prior year's Annual Meeting; provided, however, that in the event that the Annual Meeting is called for a date that is not within 30 calendar days before or after the anniversary of the prior year's Annual Meeting or if no Annual Meeting was held during the prior year, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth calendar day following the day on which public disclosure of the date of the Annual Meeting was made; provided, further, in the case of a Special Meeting of stockholders called for the purpose of electing directors, notice by the stockholder in order to be timely must be received no later than the close of business on the tenth calendar day following the date on which notice of the date of the Special Meeting was mailed to stockholders or public disclosure of the date of the Special Meeting was made, whichever occurs first. In no event will the public disclosure of an adjournment of an Annual Meeting or a Special Meeting commence a new time period for the giving of a stockholder's notice as described above. For purposes of the foregoing, the date on which the Corporation first mailed its proxy materials to stockholders will the Date so described in such proxy materials.

         (a) To be in proper written form, a stockholder's notice to the Secretary must set forth (i) as to each person whom the stockholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by the person, and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934 and the rules and regulations thereunder (the "Exchange Act"), or any successor or replacement provision with respect thereto, including, without limitation, such person's written consent to being a nominee and to serve as a director if elected; and (ii) as to the stockholder giving the notice (A) the name and record address of such stockholder, (B) the class or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by such stockholder, (C) a description of all arrangements or understandings between or among such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (D) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (E) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to the Exchange Act. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

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

         (b) If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman will declare to the meeting that the nomination was defective and such defective nomination will be disregarded.

         SECTION 3.5 Place of Meetings. Meetings of the Board shall be held at the Corporation's office in the State of Nevada or at such other places, within or without such State, as the Board may from time to time determine or as shall be specified or fixed in the notice or waiver of notice of any such meeting.

         SECTION 3.6 Regular Meetings. Regular meetings of the Board shall be held in accordance with a yearly meeting schedule as determined by the Board; or such meetings may be held on such other days and at such other times as the Board may from time to time determine. Regular meetings of the Board shall be held not less frequently than quarterly.

         SECTION 3.7 Special Meetings. Special meetings of the Board may be called by a majority of the directors then in office (rounded up to the nearest whole number) or by the Chairman of the Board and shall be held at such place, on such date, and at such time as he or she shall fix.

         SECTION 3.8 Notice of Meetings. Notice of each special meeting of the Board stating the time, place and purposes thereof, shall be (i) mailed to each director not less than five calendar days prior to the meeting, addressed to such director at his or her residence or usual place of business, or (ii) shall be sent to him or her by facsimile, telex, cable or telegram so addressed, or shall be given personally or by telephone, on 24 hours' notice.

         SECTION 3.9 Quorum and Manner of Acting. The presence of at least a majority of the authorized number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board. If a quorum shall not be present at any meeting of the Board, a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Except where a different vote is required or permitted by law, the Certificate of Incorporation or these Bylaws or otherwise, the act of a majority of the directors present at any meeting at which a quorum shall be present shall be the act of the Board. Any action required or permitted to be taken by the Board may be taken without a meeting if all the directors consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the directors shall be filed with the minutes of the proceedings of the Board. Any one or more directors may participate in any meeting of the Board by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall be deemed to constitute presence in person at a meeting of the Board.

         SECTION 3.10 Resignation. Any director may resign at any time by giving written notice to the Corporation; provided, however, that written notice to the Board, the Chairman of the Board, the Chief Executive Officer of the Corporation or the Secretary of the Corporation shall be deemed to constitute notice to the Corporation. Such resignation shall take effect upon receipt of such notice or at any later time specified therein and, unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.


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

         SECTION 3.11 Removal of Directors. Subject to the rights of holders of Preferred Stock to elect directors under circumstances specified in a resolution of the Board, adopted pursuant to the provisions of the Certificate of Incorporation or these Bylaws establishing such series, any director may be removed at any time, either with or without cause, by the holders of a majority of the shares entitled at the time to vote at an election of directors.

         SECTION 3.12 Compensation of Directors. The Board may provide for the payment to any of the directors, other than officers or employees of the Corporation, of a specified amount for services as director or member of a committee of the Board, or of a specified amount for attendance at each regular or special Board meeting or committee meeting, or of both, and all directors shall be reimbursed for expenses of attendance at any such meeting; provided, however, that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                                  ARTICLE IV.
                             COMMITTEES OF THE BOARD

         SECTION 4.1 Powers. The Board may, by resolution adopted by a majority of the entire Board, designate one or more committees, each committee to consist of one or more directors of the Corporation; provided that persons who are not directors of the Corporation may also be members of the committees to the extent provided in the resolution of the Board. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board and permitted by law, shall have and may exercise all of the powers and authority of the Board in the management of the business, property and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it. Each committee of the Board may fix its own rules and procedures. Notice of meetings of committees, other than of regular meetings provided for by the rules, shall be given to committee members. All action taken by committees shall be recorded in minutes of the meetings.

         SECTION 4.2 Appointment and Powers of Audit Committee. The Board may, by resolution adopted by the affirmative vote of a majority of the authorized number of directors, designate an Audit Committee of the Board, which shall consist of such number of members as the Board shall determine. The Audit Committee shall: (i) make recommendations to the Board as to the independent accountants to be appointed by the Board; (ii) review with the independent accountants the scope of their examinations; (iii) receive the reports of the independent accountants and meet with representatives of such accountants for the purpose of reviewing and considering questions relating to their examination and such reports; (iv) review, either directly or through the independent accountants, the internal accounting and auditing procedures of the Corporation;
(v) review related party transactions; and (vi) perform such other functions as may be assigned to it from time to time by the Board. The Audit Committee may determine its manner of acting and fix the time and place of its meetings, unless the Board shall otherwise provide. A majority of the members of the Audit Committee shall constitute a quorum for the transaction of business by the committee and the act of a majority of the members of the committee present at a meeting at which a quorum shall be present shall be the act of the committee.

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

         SECTION 4.3 Compensation Committee; Other Committees. The Board may, by resolution adopted by the affirmative vote of a majority of the authorized number of directors, designate members of the Board to constitute a Compensation Committee and such other committees of the Board as the Board may determine. Such committees shall in each case consist of such number of directors as the Board may determine, and shall have and may exercise, to the extent permitted by law, such powers as the Board may delegate to them in the respective resolutions appointing them. Each such committee may determine its manner of acting and fix the time and place of its meetings, unless the Board shall otherwise provide. A majority of the members of any such committee shall constitute a quorum for the transaction of business by the committee and the act of a majority of the members of such committee present at a meeting at which a quorum shall be present shall be the act of the committee.

         SECTION 4.4 Action by Consent; Participation by Telephone or Similar Equipment. Unless the Board shall otherwise provide, any action required or permitted to be taken by any committee may be taken without a meeting if all members of the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the committee shall be filed with the minutes of the proceedings of the committee. Unless the Board shall otherwise provide, any one or more members of any such committee may participate in any meeting of the committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting of the committee.

         SECTION 4.5 Resignations; Removals. Any member of any committee may resign at any time by giving notice to the Corporation; provided, however, that notice to the Board, the Chairman of the Board, the Chief Executive Officer of the Corporation, the chairman of such committee or the Secretary of the Corporation shall be deemed to constitute notice to the Corporation. Such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective. Any member of any such committee may be removed at any time, either with or without cause, by the affirmative vote of a majority of the authorized number of directors at any meeting of the Board called for that purpose. Any vacancies on any committee of the Board shall be filled in the manner set forth above in respect of the appointment of such committee.

                                   ARTICLE V.
                                    OFFICERS

         SECTION 5.1 Number and Qualification. The Corporation shall have such officers as may be necessary or desirable for the business of the Corporation. The officers of the Corporation shall consist of a Chairman of the Board, Vice Chairman of the Board, President, Chief Executive Officer, Chief Financial Officer, Chief Technology Officer, one or more Vice Presidents, Secretary, Assistant Secretary and such other officers as may from time to time be appointed by the Board. Officers shall be elected by the Board, which shall consider that subject at its first meeting after every Annual Meeting . Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any number of offices may be held by the same person. The failure to elect a Chairman of the Board, Vice Chairman of the Board, President, Chief Executive Officer, Chief Financial Officer, Chief Technology Officer, Vice President, Secretary or Assistant Secretary shall not affect the existence of the Corporation.

         SECTION 5.2 Chairman of the Board. The Chairman of the Board shall have general and active responsibility for the management of the business of the Corporation and shall be responsible for implementing all orders and resolutions of the Board. The Chairman of the Board shall also be a director and shall preside at all meetings of the stockholders and directors. The Vice Chairman of the Board, President and Chief Executive Officer shall report to the Chairman of the Board. The Chairman of the Board shall perform the duties and exercise the powers of the Chief Executive Officer or the President in the event of the Chief Executive Officer's or the President's absence or disability.

         SECTION 5.3 Vice Chairman of the Board. The Vice Chairman of the Board shall have such powers and duties as may be delegated to him or her by the Chairman of the Board and shall report to the Chairman of the Board.

         SECTION 5.4 Chief Executive Officer. The Chief Executive Officer shall supervise the daily operations of the business of the Corporation, and shall report to the Chairman of the Board. Subject to the provisions of these Bylaws and to the direction of the Chairman of the Board or the Board, he or she shall perform all duties and have all powers that are commonly incident to the office of Chief Executive Officer or that are delegated to him or her by the Chairman of the Board or the Board. He or she shall have power to sign all stock certificates, contracts and other instruments of the Corporation that are authorized and shall have general supervision and direction of all of the other officers, employees and agents of the Corporation.

         SECTION 5.5 President. The President shall have such powers and duties as may be delegated to him or her by the Chief Executive Officer and shall report to the Chief Executive Officer.

         SECTION 5.6 Chief Financial Officer. The Chief Financial Officer shall be the principal accounting and financial officer of the Corporation. The Chief Financial Officer shall perform all the duties commonly incident to the office of Chief Financial Officer and such other duties as from time to time may be assigned to him or her by the Chief Executive Officer or the Board. He or she shall have charge of and be responsible for the maintenance of adequate books of account for the Corporation and shall have charge and custody of all funds and securities of the Corporation and for the receipt and disbursement thereof.

         SECTION 5.7 Chief Technology Officer. The Chief Technology Officer shall be the principal technology officer of the Corporation. The Chief Technology Officer shall perform all the duties commonly incident to the office of Chief Technology Officer and such other duties as from time to time may be assigned to him or her by the Chief Executive Officer or the Board.

         SECTION 5.8 Vice President. Each Vice President shall have such powers and duties as may be delegated to him or her by the Chief Executive Officer or the Board.

         SECTION 5.9 Secretary. The Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the stockholders and the Board. He or she shall have charge of the corporate books and shall perform such other duties as the Chairman of the Board or the Board may from time to time prescribe.

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

         SECTION 5.10 Assistant Secretary. The Assistant Secretary shall perform the duties assigned to him or her by the Secretary.

         SECTION 5.11 Delegation of Authority. The Chairman of the Board or the Board may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

         SECTION 5.12 Execution of Documents and Action with Respect to Securities of Other Corporations. The Chief Executive Officer shall have and is hereby given, full power and authority, except as otherwise required by law or directed by the Board, (a) to execute, on behalf of the Corporation, all duly authorized contracts, agreements, deeds, conveyances or other obligations of the Corporation, applications, consents, proxies and other powers of attorney, and other documents and instruments, and (b) to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders (or with respect to any action of such stockholders) of any other corporation in which the Corporation may hold securities and otherwise to exercise any and all rights and powers that the Corporation may possess by reason of its ownership of securities of such other corporation. In addition, the Chief Executive Officer may delegate to other officers, employees and agents of the Corporation the power and authority to take any action that the Chief Executive Officer is authorized to take under this Section 5.12, with such limitations as the Chief Executive Officer may specify; such authority so delegated by the Chief Executive Officer shall not be re-delegated by the person to whom such execution authority has been delegated.

         SECTION 5.13 Removal. Any officer of the Corporation may be removed at any time, with or without cause, by the Chairman of the Board or the Board.

         SECTION 5.14 Resignations. Any officer may resign at any time by giving written notice to the Corporation; provided, however, that notice to the Board, Chairman of the Board, the Chief Executive Officer, the Secretary or the Assistant Secretary shall be deemed to constitute notice to the Corporation. Such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         SECTION 5.15 Vacancies. Any vacancy among the officers, whether caused by death, resignation, removal or any other cause, shall be filled in the manner prescribed for election or appointment to such office.

         SECTION 5.16 Action with Respect to Securities of Other Corporations. Unless otherwise directed by the Board, the Chairman of the Board or any officer of the Corporation authorized by the Chairman of the Board shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers that this Corporation may possess by reason of its ownership of securities in such other corporation.

         SECTION 5.17 Compensation. The salaries of the officers shall be fixed from time to time by the Board, unless and until the Board appoints a Compensation Committee.

         SECTION 5.18 Officers of Divisions. The Chairman of the Board shall have the power to appoint, remove and prescribe the terms of office, responsibilities, duties and salaries of, the officers of divisions of the Corporation, other than those who are officers of the Corporation.

                                  ARTICLE VI.
                    CONTRACTS, CHECKS, LOANS, DEPOSITS, ETC.

         SECTION 6.1 Contracts. The Board may authorize any officer or officers, agent or agents, in the name and on behalf of the Corporation, to enter into any contract or to execute and deliver any instrument, which authorization may be general or confined to specific instances; and, unless so authorized by the Board, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or for any amount.

         SECTION 6.2 Checks, etc. All checks, drafts, bills of exchange or other orders for the payment of money out of the funds of the Corporation, and all notes or other evidences of indebtedness of the Corporation, shall be signed in the name and on behalf of the Corporation in such manner as shall from time to time be authorized by the Board, which authorization may be general or confined to specific instances.

         SECTION 6.3 Loans. No loan shall be contracted on behalf of the Corporation, and no negotiable paper shall be issued in its name, unless authorized by the Board, which authorization may be general or confined to specific instances, and bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation issued for such loans shall be made, executed and delivered as the Board shall authorize.

         SECTION 6.4 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositors as may be selected by or in the manner designated by the Board. The Board or its designees may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of the Certificate of Incorporation or these Bylaws, as they may deem advisable.

                                  ARTICLE VII.
                                  CAPITAL STOCK

         SECTION 7.1 Certificates of Stock. Each stockholder shall be entitled to a certificate signed by, or in the name of the Corporation by, the Chairman of the Board, Vice Chairman of the Board, Chief Executive Officer, President or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, certifying the number of shares owned by him or her. Any or all of the signatures on the certificate may be by facsimile.

         SECTION 7.2 Stock List. A complete list of stockholders entitled to vote at any meeting of stockholders, which shows the address of each such stockholder and the number of shares of the Corporation that are registered in such stockholder's name, shall be maintained by the Corporation and open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten calendar days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.

         The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

         SECTION 7.3 Transfers of Stock. Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 7.5 of these Bylaws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

         SECTION 7.4 Lost, Stolen or Destroyed Certificates. In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board may establish concerning proof of such loss, theft or destruction and concerning the giving of satisfactory bond or bonds of indemnity.

         SECTION 7.5 Regulations. The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board may establish.

                                 ARTICLE VIII.
                                     NOTICES

         SECTION 8.1 Notices. Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, or with a recognized overnight delivery service or by sending such notice by prepaid telegram, mailgram or by facsimile transmission. Any such notice shall be addressed to such stockholder, director, officer, employee or agent at such person's last known address as the same appears on the books of the Corporation. The time when such notice is received, if hand delivered, or dispatched, if delivered through the mails or by overnight delivery service, or by telegram, mailgram or facsimile, shall be the time of the giving of the notice.

         SECTION 8.2 Waivers. A written waiver of any notice, signed by a stockholder, director, officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer, employee or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver.

                                  ARTICLE IX.
                                  MISCELLANEOUS

         SECTION 9.1 Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers or director or directors of the Corporation may be used whenever and as authorized by the Board or a committee thereof.

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

         SECTION 9.2 Corporate Seal. The Board may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary of the Corporation. If and when so directed by the Board or a committee thereof, duplicates of the seal may be kept and used by the Corporation's Secretary or Assistant Secretary.

         SECTION 9.3 Reliance Upon Books, Reports and Records. Each director, each member of any committee designated by the Board, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board so designated, or by any other person as to matters that such director or committee member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

         SECTION 9.4 Fiscal Year. The fiscal year of the Corporation shall be as fixed by the Board. Until changed by the Board, the last day of the Corporation's fiscal year shall be June 30.

         SECTION 9.5 Time Periods. In applying any provision of these Bylaws that requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

                                   ARTICLE X.
                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         SECTION 10.1 Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter, a "proceeding"), by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other entity, whether for profit or not for profit (including the heirs, executors, administrators or estate of such person) and including service with respect to an employee benefit plan (hereinafter, an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Nevada Revised Statutes, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), or any other applicable law as currently or hereafter in effect against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section
10.3 hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.

         SECTION 10.2 Right to Advancement of Expenses. The right to indemnification conferred in Section 10.1 hereof shall include the right to be


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

paid by the Corporation the expenses (including attorneys' fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter, an "advancement of expenses"); provided, however, that, if the Nevada Revised Statutes law require, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter, an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter, a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this
Section 10.2 or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections 10.1 and 10.2 hereof shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

         SECTION 10.3 Right of Indemnitee to Bring Suit. If a claim under
Section 10.1 or 10.2 hereof is not paid in full by the Corporation within 60 calendar days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 calendar days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Nevada Revised Statutes. Neither the failure of the Corporation (including its Board, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Nevada Revised Statutes, nor an actual determination by the Corporation (including its Board, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article X or otherwise shall be on the Corporation.

         SECTION 10.4 Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article X shall not be exclusive of any other right that any person may have or hereafter acquire by any statute, the Corporation's Certificate of Incorporation or Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

         SECTION 10.5 Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the

Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Nevada Revised Statutes.

         SECTION 10.6 Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article X with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

                                  ARTICLE XI.
                                   AMENDMENTS

         The Board may from time to time make, amend, supplement or repeal these Bylaws by vote of a majority of the Board; provided, however, that the stockholders may change or amend or repeal any provision of these Bylaws by the affirmative vote of the holders of a majority of the capital stock of the Corporation entitled to vote generally in the election of directors, voting as one class. In addition to and not in limitation of the foregoing, these Bylaws or any of them may be amended or supplemented in any respect at any time, either: (i) at any meeting of stockholders, provided that any amendment or supplement proposed to be acted upon at any such meeting shall have been described or referred to in the notice of such meeting; or (ii) at any meeting of the Board, provided that any amendment or supplement proposed to be acted upon at any such meeting shall have been described or referred to in the notice of such meeting or an announcement with respect thereto shall have been made at the last previous Board meeting, and provided further that no amendment or supplement adopted by the Board shall vary or conflict with any amendment or supplement adopted by the stockholders.



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